Exhibit 3.1

Articles of Incorporation

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

         The name of the corporation is: KOPJAGGERS INC.

Article II

The principal place of business address:

2453 ARISTOCRACY CIRCLE LEXINGTON, KY. US 40509

The mailing address of the corporation is:

2453 ARISTOCRACY CIRCLE LEXINGTON, KY. US 40509

Article III

The purpose for which this corporation is organized is: ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is: 10,000,000 COMMON

Article V

The name and Florida street address of the registered agent is:

INCORP SERVICES, INC. 17888 67TII COURT NORTH LOXA.HATCHEE„ FL. 33470

I certify that I am familiar with and accept the responsibilities of registered agent.  Registered Agent Signature: JADE WIRRAL 0/B/0 INCORP SERVICES,

Article VI

The name and address of the incorporator is:

JOHN CASTILLO EGGERMONT 2453 ARISTOCRACY CIRCLE

LEXINGTON, KY 40509

Incorporator Signature: JOHN CASTILLO EGGERMONT

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: PRES

JOHN CASTILLO EGGERMONT 2453 ARISTOCRACY CIRCLE LEXINGTON, KY. 40509 US

Title: SEC

JOHN CASTILLO EGGERMONT 2453 ARISTOCRACY CIRCLE LEXINGTON, KY, 40509 US

Title: VP

ROSS COLLETTE

28325 UTICA ROAD

ROSE-V1LLE, MI. 48066

Title: TR

WILLIAM FOSTER

16369 CHATHAM DRIVE MACOMB, MI. 48044 US